                                                                     Exhibit J.1


INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the use in this Post-Effective Amendment No. 25 to Registration Statement No. 811-3070 of Hilliard-Lyons Government Fund, Inc. on Form N-1A of our report dated October 8, 2003 appearing in the annual report to shareholders of the Fund for the year ended August 31, 2003, and to the reference to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, which are part of such Registration Statement.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
December 29, 2003